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                               EXHIBIT 21

                 INLAND RETAIL REAL ESTATE TRUST, INC.

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
  SUBSIDIARY                        STATE OF ORGANIZATION              D/B/A
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Inland Retail Real Estate                 Illinois                    None
Limited Partnership
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